As filed with the Securities and Exchange Commission on July 3, 2007
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ShoreTel, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	77-0443568 (I.R.S. Employer Identification No.)
960 Stewart Drive
Sunnyvale, California 94085
(Address of Principal Executive Offices and Zip Code)
1997 Stock Option Plan
2007 Equity Incentive Plan
2007 Employee Stock Purchase Plan
Non-Plan Stock Option Agreement
(Full Title of the Plans)

John W. Combs
Chairman, President and Chief Executive Officer
ShoreTel, Inc.
960 Stewart Drive
Sunnyvale, California 94085
(Name and Address of Agent For Service)

Copies to:
Dennis DeBroeck, Esq.
Jeffrey R. Vetter, Esq.
Fenwick & West LLP
801 California Street
Mountain View, CA 94041
(650) 988-8500
CALCULATION OF REGISTRATION FEE

			Proposed maximum	Proposed maximum
Title of each class of securities	Amount to be		offering price per	aggregate offering	Amount of
to be registered	registered(1)		unit	price	registration fee
Common Stock, $0.001 par value per share	3,985,762	(2)	$9.50(3)	$37,864,739	$1,162
Common Stock, $0.001 par value per share	4,572,557	(4)	$4.61(5)	$21,079,488	$648
Total	8,558,319			$58,944,227	$1,810

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Registrant’s 2007 Equity Incentive Plan and 2007 Employee Stock Purchase Plan or option agreements by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)	Represents shares available for grant or issuance, but not yet granted or subject to purchase rights as of the date of this registration statement, under the Registrant’s 2007 Equity Incentive Plan and 2007 Employee Stock Purchase Plan.

(3)	Represents an estimate, pursuant to Rule 457(h) under the Securities Act, equal to the initial public offering price of the Registrant’s common stock as set forth in the Registrant’s prospectus filed with the Securities and Exchange Commission (the “Commission”) on July 3, 2007 pursuant to Rule 424(b) under the Securities Act.

(4)	Represents shares subject to options granted under the 1997 Stock Option Plan and 2007 Equity Incentive Plan, and a non-plan stock option, outstanding as of the date of this Registration Statement.

(5)	Represents the weighted average exercise price (rounded to the nearest cent) for outstanding options described in note 4 above pursuant to Rule 457(h) under the Securities Act. The offering price is estimated solely for purposes of calculating the registration fee.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.
     Information required by this Item 1 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the instructions to Form S-8. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.
Item 2. Registrant Information and Employee Plan Annual Information.
     Information required by this Item 2 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the instructions to Form S-8. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed by the Registrant with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:
(a)	the Registrant’s prospectus filed on July 3, 2007 pursuant to Rule 424(b) under the Securities Act relating to the registration statement on Form S-1, as amended (File No. 333-140630) (the “Form S-1”); and

(b)	the description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A filed on May 25, 2007 under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.
     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.
     Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable

Item 6. Indemnification of Directors and Officers.
     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933.
     As permitted by the Delaware General Corporation Law, the Registrant’s certificate of incorporation includes a provision that eliminates, to the fullest extent permitted by law, the personal liability of a director for monetary damages resulting from breach of his fiduciary duty as a director.
     As permitted by the Delaware General Corporation Law, the Registrant’s bylaws provide that:
•	the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain limited exceptions;

•	the Registrant may also indemnify its other employees and agents in its discretion;

•	the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding subject to certain limited exceptions, and to the extent the Delaware General Corporation Law so requires, such advances may be conditioned on the director or officer’s agreement to repay any such advanced expenses if it is determined that the director or officer is not entitled to be indemnified under the Registrant’s bylaws; and

•	the rights conferred in the bylaws are not exclusive.
     In addition, the Registrant has entered into indemnity agreements with each of its current directors and officers. These agreements provide for the indemnification of directors and officers for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were agents of the Registrant, subject to limited exceptions.
     The Registrant currently carries liability insurance for its directors and officers.
     The Underwriting Agreement relating to the Registrant’s initial public offering, effected pusuant to Registrant’s Registration Statement on Form S-1 (Registration No. 333-140630) originally filed with the Commission on February 12, 2007, as subsequently amended (the “Form S-1”), provides for indemnification by the underwriters of the Registrant and its directors and officers for certain liabilities under the Securities Act of 1933, or otherwise.
     See also the undertakings set out in response to Item 9 hereof.
Item 7. Exemption From Registration Claimed.
     Not applicable.
Item 8. Exhibits.
     (a) The following exhibits are filed herewith:

Number	Exhibit Title
4.1	Third Restated Certificate of Incorporation of the Registrant, to be filed with the Delaware Secretary of State upon the completion of the Registrant’s initial public offering of its common stock (incorporated herein by reference to Exhibit 3.2 of the Form S-1).

4.2	Form of Second Amended and Restated Bylaws of the Registrant, to be effective upon the completion of the Registrant’s initial public offering of its common stock (incorporated herein by reference to Exhibit

Number	Exhibit Title
3.4 of the Form S-1).

4.3	Form of Registrant’s Common Stock certificate (incorporated herein by reference to Exhibit 4.1 of the Form S-1).

4.4	Seventh Amended and Restated Rights Agreement dated October 20, 2004 by and among the Registrant and certain of its equityholders (incorporated herein by reference to Exhibit 4.2 of the Form S-1).

5.1	Opinion of Fenwick & West LLP regarding legality of the securities being registered.

23.1	Consent of Fenwick & West LLP (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

24.1	Power of Attorney (see signature page hereto).

99.1	1997 Stock Option Plan and forms of stock option agreement and stock option exercise agreement (incorporated herein by reference to Exhibit 10.2 of the Form S-1).

99.2	2007 Equity Incentive Plan and forms of stock option agreement and stock option exercise agreement (incorporated herein by reference to Exhibit 10.3 of the Form S-1).

99.3	2007 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 10.4 of the Form S-1).
Item 9. Undertakings.
     a. The undersigned Registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     b. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     c. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 3rd day of July 2007.

SHORETEL, INC.
By:	/s/ John W. Combs
John W. Combs
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints John W. Combs and John Finegan, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post- effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done with respect to this Registration Statement, including post-effective amendments, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date
/s/ John W. Combs John W. Combs	Chairman, President, Chief Executive Officer (Principal Executive Officer)	July 3, 2007

/s/ Michael E. Healy Michael E. Healy	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 3, 2007

/s/ Edwin J. Basart Edwin J. Basart	Director	July 3, 2007

/s/ Mark F. Bregman Mark F. Bregman	Director	July 3, 2007

/s/ Gary J. Daichendt Gary J. Daichendt	Director	July 3, 2007

/s/ Kenneth D. Denman Kenneth D. Denman	Director	July 3, 2007

/s/ Charles D. Kissner Charles D. Kissner	Director	July 3, 2007

Name	Title	Date

Thomas van Overbeek	Director

/s/ Edward F. Thompson Edward F. Thompson	Director	July 3, 2007

Exhibit Index

Number	Exhibit Title
4.1	Third Restated Certificate of Incorporation of the Registrant, to be filed with the Delaware Secretary of State upon the completion of the Registrant’s initial public offering of its common stock (incorporated herein by reference to Exhibit 3.2 of the Form S-1).

4.2	Form of Second Amended and Restated Bylaws of the Registrant, to be effective upon the completion of the Registrant’s initial public offering of its common stock (incorporated herein by reference to Exhibit 3.4 of the Form S-1).

4.3	Form of Registrant’s Common Stock certificate (incorporated herein by reference to Exhibit 4.1 of the Form S-1).

4.4	Seventh Amended and Restated Rights Agreement dated October 20, 2004 by and among Registrant and certain of its stockholders (incorporated herein by reference to Exhibit 4.2 of the Form S-1).

5.1	Opinion of Fenwick & West LLP regarding legality of the securities being registered.

23.1	Consent of Fenwick & West LLP (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

24.1	Power of Attorney (see signature page hereto).

99.1	1997 Stock Option Plan and forms of stock option agreement and stock option exercise agreement (incorporated herein by reference to Exhibit 10.2 of the Form S-1).

99.2	2007 Equity Incentive Plan and forms of stock option agreement and stock option exercise agreement (incorporated herein by reference to Exhibit 10.3 of the Form S-1).

99.3	2007 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 10.4 of the Form S-1).